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                                                                 EXHIBIT 21

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                     LIST OF SUBSIDIARIES AT JULY 31, 1996

SWEDEN

Industri-Matematik AB
Industri-Matematik Data Goteberg AB
Industri-Matematik Data Stockholm AB
Industri-Matematik Datasystem AB
Industri-Matematik Intressenter AB
Industri-Matematik Projektledning AB
Industri-Matematik Samarbetspartner AB
Industri-Matematik System Goteberg AB
Industri-Matematik System Stockholm AB

Industri-Matematik Teknik AB

UNITED KINGDOM (1)

Enterprise Management System Limited (England and Wales)
Industri-Matematik Limited (England and Wales)

UNITED STATES (1)

Industri-Matematik Corp. (Delaware)
Industri-Matematik Licensing Corp. (Delaware)
Industri-Matematik North American Operations, Inc. (Delaware)

International Technology Group, Inc. (New Jersey) dba IMI Services Software Finance Corp. (Delaware)
Software Research Corp. (Florida)
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(1) Country or state of incorporation is indicated in parenthesis.